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                                                                     Exhibit 11

                            RANGER INDUSTRIES, INC.
                      (formerly Coleco Industries, Inc.)

                       COMPUTATION OF EARNINGS PER SHARE

               (Unaudited - See Accountants' Compilation Report)

            for the six-month periods ended June 30, 1996 and 1995

                                    -------


                                                 1996                1995
                                                 ----                ----

Primary:

   Net loss                                    $(45,724)           $(69,737)

   Average common shares outstanding          4,000,000           4,000,000

   Primary loss per share                         $(.01)              $(.02)


Fully diluted:

   Net loss                                    $(45,724)           $(69,737)

   Average common shares outstanding          4,000,000           4,000,000

   Fully-diluted loss per share                   $(.01)              $(.02)


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                                                         Exhibit 11 , Continued

                            RANGER INDUSTRIES, INC.
                      (formerly Coleco Industries, Inc.)

                       COMPUTATION OF EARNINGS PER SHARE

               (Unaudited - See Accountants' Compilation Report)

                 for the quarters ended June 30, 1996 and 1995

                                    -------



                                                 1996                1995
                                                 ----                ----

Primary:

   Net loss                                    $(10,096)           $(34,984)

   Average common shares outstanding          4,000,000           4,000,000

   Primary loss per share                         $(.01)              $(.01)


Fully diluted:

   Net loss                                    $(10,096)           $(34,984)

   Average common shares outstanding          4,000,000           4,000,000

   Fully-diluted loss per share                   $(.01)              $(.01)